UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2003

America First Associates corp.
(Exact name of registrant as specified in its charter)
Delaware		11-3246880
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
160 E 56th St. 6th Fl
New York, NY 10022
(Address of principal executive offices)
(212) 644-8520
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On May 1, 2002, America First Associates Corp the "Company, terminated its relationship with the accounting firm of Linder & Linder, as the Company's independent auditor. Linder & Linder reported on the Company's statement of financial condition as of December 31, 2001, and the related statements of operations, stockholders' equity and cash flow for the year ended December 31, 2001. Linder & Linder reports did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Furthermore, during the two most recent fiscal years and any subsequent interim period prior to the their dismissal, the Company had no disagreements with Linder & Linder on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or any reportable event as discussed in Item 304(a)(iv) of Registration S-B.

On January 13, 2003, the Company officially retained the accounting firm of Joseph Troche, CPA as its new independent auditor to audit the Company's financial statement for the fiscal year ended December 31, 2002. Neither during the Company's two most recent fiscal years or any subsequent interim period prior to engaging the new accountant the Company consulted with Joseph Troche, CPA regarding either the accounting or auditing concerns stated in Item 304(a)(v)(D)(2) of Regulation S-B. The Company has provided Joseph Troche, CPA and Linder & Linder with a copy of this report prior to its filing with the Commission, and both Joseph Troche, CPA and Linder & Linder agree with the comments contained herein.

Sincerely,

/s/ Joseph Ricupero

Acknowledgement: We are in agreement with the aforementioned,

/s/Joseph Troche, CPA

/s/Tom Linder
Linder & Linder

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned there unto duly authorized.

America First Associates corp.
February 7, 2003	By: /s/ Joseph Ricupero
Date	Joseph Ricupero, Chief Financial Officer